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                                                                   EXHIBIT 21.01

                       FNB FINANCIAL SERVICES CORPORATION
                            SCHEDULE OF SUBSIDIARIES

Name                                         Jurisdiction of Organization
----                                         ----------------------------
First National Bank Southeast                        North Carolina